UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

STRATEGIC STORAGE TRUST VI, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56545	85-3494431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road
Ladera Ranch, California		92694
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 327-3485

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2026, Strategic Storage Trust VI, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal 1 – Election of Directors

The following three individuals were elected to the Board to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified:

Director	Votes For	Votes Withheld
H. Michael Schwartz	12,800,406	978,426
Stephen G. Muzzy	12,779,441	999,391
Alexander S. Vellandi	12,742,848	1,035,984

Proposal 2 – Ratification of the Appointment of BDO USA, P.C.

The appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified by the stockholders by the following vote:

Votes For	Votes Against	Votes Abstained
12,958,254	253,144	567,434

* The vote numbers in the tables above are rounded to the nearest share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust VI, Inc.

Date:	June 25, 2026	By:	/s/ Matt F. Lopez
Matt F. Lopez Chief Financial Officer and Treasurer